EXHIBIT 23.1

2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Toll Free: (855) 334-0934 Main: (727) 444-1901 Cell: (727) 452-4803

Consent of Independent Registered Public Accounting Firm

DKM Certified Public Accountants, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by New Found Shrimp, Inc. of our report dated April 12, 2013, relating to the financial statements of New Found Shrimp, Inc. as of and for the year ending December 31, 2012.

DKM Certified Public Accountants
Clearwater, Florida
April 12, 2013